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                                                                    EXHIBIT 3(b)
                              ARTICLES OF AMENDMENT
                                     TO THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                          WEST TEXAS UTILITIES COMPANY

Pursuant  to  the  provisions  of  the  Texas  Business   Corporation  Act,  the
undersigned corporation hereby amends its Articles of Incorporation, and for that purpose, submits the following statement:

1. The name of the corporation is: West Texas Utilities Company.

2. Article One of the Restated Articles of Incorporation is hereby amended so as to read as follows: The name of the Corporation shall be AEP Texas North Company.

3. The date of adoption of each amendment is: December 11, 2002.

4. The number of shares of the corporation outstanding at the time of adoption of the amendment was 5,490,327, and the number of shares entitled to vote thereon was 5,488,560.

5. The designation and number of outstanding shares of each class or series entitled to vote thereon as a class were as follows

Class or Series                Number of Outstanding Shares and Entitled to Vote

Common Stock                                     5,488,560

Preferred                                            2,367

6. The Number of shares of the corporation voted for the amendment was 5,488,560.

The number of shares of each class or series entitled to vote as a class or series voted for or against such amendment was as follows:

Class or Series                     Number of Shares          Number of Shares
                                        Voted For               Voted Against

Common Stock                            5,488,560                    0

7. The foregoing amendment will not effect a change in the amount of stated capital of the corporation.


Date   December 17, 2002
      ---------------------

                                   By     /s/ Thomas V. Shockley, III
                                       ---------------------------------
                                       Thomas V. Shockley, III,
                                        Vice President